UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2018

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    On October 24, 2018, the 2018 Annual Meeting of Shareholders of Parker-Hannifin Corporation (the “Company”) was held.

(b)(i)    The Shareholders elected the following directors for a term expiring at the Annual Meeting of Shareholders in 2019, as follows:

Nominees	For	Against	Abstentions	Broker Non-Votes
Lee C. Banks	106,248,537	2,751,207	357,836	9,556,943
Robert G. Bohn	107,537,737	1,485,006	334,837	9,556,943
Linda S. Harty	106,609,400	2,408,068	340,112	9,556,943
Kevin A. Lobo	107,433,621	1,610,368	313,591	9,556,943
Candy M. Obourn	104,941,826	4,141,678	269,765	9,556,943
Joseph Scaminace	105,287,128	3,743,298	322,843	9,556,943
Åke Svensson	107,641,299	1,414,186	302,095	9,556,943
James R. Verrier	107,547,847	1,537,071	272,662	9,556,943
James L. Wainscott	106,861,084	2,211,750	284,746	9,556,943
Thomas L. Williams	102,741,420	5,871,201	744,959	9,556,943

(ii)	The Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019, as follows:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
	116,868,852	1,733,580	312,091	0

(iii)	The Shareholders approved, on a non-binding, advisory basis, the compensation of the Named Executive Officers of the Company, as follows:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
	103,881,160	4,938,889	536,391	9,556,943

(iv)	The Shareholders approved an amendment to the Company’s Code of Regulations to permit proxy access, as follows:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
	105,491,028	3,581,992	284,560	9,556,943

(v)	The Shareholders approved an amendment to the Company’s Code of Regulations to allow the Board to amend the Company’s Code of Regulations to the extent permitted by Ohio law, as follows:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
	107,454,130	1,446,334	457,116	9,556,943

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President and Secretary

Date: October 24, 2018